Registration No. 33-60055
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                        Post-Effective Amendment No. 1 to
                                    FORM S-8

                             Registration Statement

                        Under the Securities Act of 1933

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                              EMERSON ELECTRIC CO.
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             (Exact name of registrant as specified in its charter)

              Missouri                                      43-0259330
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    (State or Other Jurisdiction                          (IRS Employer
  of Incorporation or Organization)                     Identification No.)

    8000 West Florissant Avenue
         St. Louis, Missouri                                   63136
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       (Address of Principal                                 (Zip Code)
         Executive Offices)

              EMPLOYEE STOCK PURCHASE PLAN OF EMERSON ELECTRIC CO.
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                            (Full title of the plan)

                             Harley M. Smith, Esq.
               Assistant Secretary and Assistant General Counsel
                              Emerson Electric Co.
                           8000 West Florissant Avenue
                            St. Louis, Missouri 63136
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                        (Name and address of agent for service)

                                 (314) 553-2431
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          (Telephone number, including area code, of agent for service)

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     The  Registrant  registered  100,000  shares  of Common  Stock and  related
Preferred Share Purchase Rights which were offered to eligible employees of the Registrant pursuant to the Employee Stock Purchase Plan of Emerson Electric Co. The Plan has been discontinued, and, therefore, the Registrant removes from registration all shares of Common Stock and related Preferred Share Purchase Rights not sold pursuant to the Plan.












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                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri on July 21, 1999.

                                                 EMERSON ELECTRIC CO.


                                                 By:      /s/ H. M. Smith
                                                    ---------------------------
                                                    Assistant Secretary and
                                                    Assistant General Counsel



















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